UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2014

SURNA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1780 55th St., Suite C, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

(303) 993-5271

Registrant’s telephone number, including area code

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

In October 2014, Surna Inc. (the “Company”) engaged Newbridge Securities Corporation (“Newbridge”) to act on a “best efforts” basis as the Company’s financial advisor and exclusive placement agent in connection with the structuring, issuance and sale of up to 60 units (each, a “Unit”), with each Unit consisting of (i) 250,000 shares of the Company’s common stock, par value $0.00001, (ii) a $50,000 10% convertible note, and (iii) 50,000 warrants for the purchase of 50,000 shares of the Company’s common stock.

Between October 31, 2014 and December 9, 2014, the Company sold 27.5 Units, consisting in the aggregate of (i) 6,875,000 shares of the Company’s common stock, (ii) $1,375,000 principal amount 10% convertible notes, and (iii) 1,375,000 warrants for the purchase of an aggregate of 1,375,000 shares of the Company’s common stock. The Company paid an aggregate of $132,500 to Newbridge in commissions in connection with the sale of the Units. All of the Units were offered and sold only to accredited investors.

The principal balance of each convertible note, together with all accrued interest, is payable on the earlier of (i) 24 months after the issuance date of the note, (ii) the date of closing of a Qualified Public Offering (as hereinafter defined), or (iii) an event of default under the note. The unpaid principal balance of each note bears interest at the rate of the lesser of (x) 10% per annum, compounded annually, or (y) the maximum rate permitted by Colorado state law. Interest commences to accrue as of the issuance date of the note and is calculated on the basis of a 365-day year. Accrued interest is due and payable upon the first to occur of (a) the maturity date of the note, (b) the date on which the note is prepaid, or (c) the date on which the note is converted. The notes can be prepaid in accordance with the terms of the notes.

Beginning 360 days after the issuance date of each note, the holder may convert all amounts due thereunder into shares of the Company’s common stock at a price of $0.60 per share. If the Company defaults on payment of a note, the holder may, at its option, extend all conversion rights, through and including the date the Company tenders or attempts to tender payment in full of all amounts due under the note. Conversion rights terminate upon acceptance by the holder of payment in full of principal, accrued interest and any other amounts due under the note.

The entire principal due will be automatically converted into shares of Company common stock on the earlier of (i) the date on which the Company closes on a financing transaction involving the sale of the Company’s common stock at a price of no less than $2.00 per share with gross proceeds to the Company of no less than $5,000,000, or (ii) the date which is three days after the Company’s common stock shall have traded at a volume weighted average price (“VWAP”) of at least $2.00 per share for a period of 10 consecutive trading days. If the Company files a registration statement on Form S-1 with the Securities and Exchange Commission to effect a secondary offering of its common stock for gross proceeds of at least $5,000,000 (a “Qualified Public Offering”) at any time while any principal or accrued and unpaid interest under a note remains unpaid, then within 10 days after the filing of the registration statement, the holder of the note may convert all or any part of the outstanding and unpaid principal amount of the note, plus accrued interest into shares of Company common stock, or receive cash in an amount equal to 100% of the then outstanding principal amount of the note, plus accrued and unpaid interest. In the event of an automatic conversion, the conversion price per share will be equal to 75% of the public offering price per share of common stock offered by the Company in the Qualified Public Offering; provided, however, that in no event will the conversion price be less than $0.50 per share.

Pursuant to each of the warrants, the holder thereof may, subject to the terms of the warrant, at any time on or after six months after the date of the warrant and on or prior to the close of business on the date that is the third anniversary of the date of the warrant, purchase up to the number of shares of Company common stock as set forth in the respective warrant. The exercise price per share of the common stock under each warrant is $3.00, subject to adjustment as set forth in the warrants. Each warrant is callable at the Company’s option commencing 12 months from the date of the warrant, provided the Company’s common stock trades at a VWAP of $3.60 or greater for 10 consecutive trading days (the “Call Condition”). Commencing at any time after the date on which the Call Condition is satisfied, the Company has the right, upon 20 days’ notice to the holder given not later than 15 trading days after the date on which the Call Condition is satisfied, to redeem the number of warrant shares specified in the applicable Call Condition at a price of $0.01 per warrant share, subject to the terms of the warrant.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the purchasers are accredited investors, the purchasers acquired the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2014, the Company appointed David W. Traylor, as our Chief Business Officer. The Company entered into an employment agreement with Mr. Traylor, which provides for a base salary of $110,400 annually, a one-time sign-on bonus of $12,500 and 1,146,000 stock options vesting over a four-year period with an exercise price of $0.35 per share. In addition, Mr. Traylor is entitled to participate in the Company’s benefit and welfare plans that are generally available to other employees. His initial responsibilities will include raising growth capital and executing strategies to establish dynamic partnerships and value-added acquisitions.

Mr. Traylor is 49 years of age and brings to the Company 15 years of experience with Life Science companies in technical, operational and strategic positions. Mr. Traylor has significant sales experience selling to intelligent and technically oriented clients, an ability to effectively communicate scientific concepts, an established knowledge of the healthcare industry, strong analytical skills and a team-oriented personality with a history of achievement.

Most recently, since November 2012, Mr. Traylor has been the Senior Managing Director and Founder of Golden Eagle Partners, a FINRA-compliant Life Sciences specialty advisory firm to financial firms, biotechnology companies, medtech entities and diagnostic firms. Prior to forming Golden Eagles Partners, from March 2010 until October 2012, Mr. Traylor was a Lead Managing Director of Headwaters MB, a healthcare investment banking practice which advises companies on private placements, PIPE offerings, alternative public offerings, licensing, M&A and strategic transactions. From October 2007 until February 2010, Mr. Traylor was the Senior Vice President of Caris & Company, a boutique investment bank in the healthcare, technology, consumer and energy sectors.

Mr. Traylor has also worked as a Senior Associate at Pacific Growth Equities; a Business Development Consultant with DWT Consulting; a Senior Director, Business Development of BioSeek; a Senior Director, U.S. Business Development-Operations / Board Secretary for Silence Therapeutics (f/k/a Atugen AG); a Manager, Business Development and Technology Assessment for Deltagen; a Project Manager, Program Development for Affymetrix; and a Research Associate II – Research and Development / Process Technology Group with Somatogen, Inc.

Mr. Traylor holds a Masters of Business Administration, Major in Finance and Minor in Accounting, a Bachelor’s in Biochemistry and a Bachelor’s in Molecular, Cellular and Development Biology. Each degree is from the University of Colorado, Boulder.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Employment Agreement dated December 8, 2014 between Surna Inc. and David W. Traylor.

99.1	Press release dated December 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SURNA INC.

Date: December 12, 2014	By:	/s/ Tom Bollich
Tom Bollich, Chief Executive Officer